JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW





  E. D. ARMSTRONG III                SCOTT C. ILGENFRITZ                  A.R. "CHARLIE" NEAL               JOAN M. VECCHIOLI
  JOHN T. BLAKELY                    FRANK R. JAKES                       F. WALLACE POPE, JR.              STEVEN H. WEINBERGER
  BRUCE H. BOKOR                     TIMOTHY A. JOHNSON, JR.              ROBERT V. POTTER, JR.             AMBER F. WILLIAMS
  GUY M. BURNS                       SHARON E. KRICK                      DONALD P. REED                    JULIUS J. ZSCHAU
  JONATHAN S. COLEMAN                ROGER A. LARSON                      DARRYL R. RICHARDS
  MICHAEL T. CRONIN                  JOHN R. LAWSON, JR.*                 PETER A. RIVELLINI
  ROBERT M. DAISLEY                  MICHAEL G. LITTLE                    DENNIS G. RUPPEL*
  ELIZABETH J. DANIELS               MICHAEL C. MARKHAM                   CHARLES A. SAMARKOS               *OF COUNSEL
  MARION HALE                        STEPHANIE T. MARQUARDT               PHILIP M. SHASTEEN

                                                     PLEASE REPLY TO  CLEARWATER

                                                           FILE NO. 41287.102070


                                 April ___. 2001

eAutoclaims.com, Inc.
2708 Alternate 19 North
Suite 604
Palm Harbor, FL 34683

         Re:      Registration Statement on Form SB-2

Gentlemen:

         We have acted as your counsel in the preparation on a Registration Statement on Amendment No. 1 to Form SB-2 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 1,000,000 units (the "Units"), each Unit consisting of three shares of common stock, $.0001 par value per share (the "Common Stock") and four Series A Redeemable Common Stock Purchase Warrants (the "Series A Warrants").

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that:

     (i) the Units and the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and nonassessable;

     (ii) the Series A Warrants have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 (the "Act") and of such "blue-sky" and securities laws as may be applicable have been complied with, (b) the Series A Warrants have been executed and authenticated in the manner set forth in the Warrant Agreement, and
          (c) the Series A Warrants have been issued and delivered in the manner set forth in the Prospectus (in the form filed by the Company pursuant to Rule 424(b) under the Act) against payment therefor, the Series A Warrants will have been validly executed, authenticated, issued and delivered, will constitute the legal, valid and binding obligations of the Company, will (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement, and will be entitled to the benefits provided by the Warrants Agreement; and


        CLEARWATER OFFICE                        TAMPA OFFICE
       911 CHESTNUT STREET                  100 NORTH TAMPA STREET
      POST OFFICE BOX 1368                        SUITE 1800
 CLEARWATER, FLORIDA  33757-1368            POST OFFICE BOX 1100
    TELEPHONE: (727) 461-1818            TAMPA, FLORIDA  33601-1100
    TELECOPIER (727) 462-0365             TELEPHONE (813) 225-2500
                                           TELECOPIER (727)462-0365
eAutoclaims, Inc.
April ___, 2001
Page 2

     (iii)the shares of Common Stock of the Company to be issued upon the exercise of the Series A Warrants are validly authorized and, assuming
          (a) the shares of Common Stock so issuable will be validly authorized on the dates of exercise, and (b) the Series A Warrants will have been duly executed, authenticated, issued and delivered, will constitute the legal, valid and binding obligations of the Company, (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) will be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement, and will be entitled to the benefits provided by the Warrant Agreement and (c) no change occurs in the applicable law or the pertinent facts, when (d) the pertinent provisions of such "blue-sky" and securities laws as may be applicable have been complied with and (e) the Series A Warrants are exercised in accordance with their terms and the terms of the Warrant Agreement, the shares of Common Stock so issuable will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

                                               Very truly yours,

                                               JOHNSON, BLAKELY, POPE, BOKOR,
                                               RUPPEL & BURNS, P.A.



                                               By:_____________________________